                       LETTER OF TRANSMITTAL AND CONSENT

               RELATING TO TENDER OF AND CONSENTS WITH RESPECT TO

                              U S WEST FINANCING I

         7.96% TRUST ORIGINATED PREFERRED SECURITIES-SM- ("TOPRS-SM-")

                               (CUSIP 90388D204)
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THE SERIES I OFFER AND RELATED WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON         ,         , 1998, UNLESS EXTENDED.
--------------------------------------------------------------------------------

     THE EXCHANGE AGENT FOR THE SERIES I OFFER AND THE SERIES II OFFER IS:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

          IF BY MAIL:                      IF BY HAND:               IF BY OVERNIGHT DELIVERY:
  First Chicago Trust Company      First Chicago Trust Company      First Chicago Trust Company
          of New York                      of New York                      of New York
      Tenders & Exchanges              Tenders & Exchanges              Tenders & Exchanges
          Suite 4660                c/o the Depository Trust                Suite 4680
         P.O. Box 2569                       Company                 14 Wall Street, 8th Floor
    Jersey City, New Jersey         55 Water Street, DTC TAD            New York, New York
          07303-2569             Vietnam Veterans Memorial Plaza               10005
                                    New York, New York 10041

                         IF BY FACSIMILE TRANSMISSION:
                        (For Eligible Institutions only)
                                 (201) 222-4720
                                       or
                                 (201) 222-4721
                         FACSIMILE CONFIRMATION NUMBER:
                                 (201) 222-4707

    DELIVERY OF THIS LETTER OF TRANSMITTAL AND CONSENT (THE "LETTER OF TRANSMITTAL") OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS LETTER OF TRANSMITTAL IS TO BE USED BY BOTH (1) HOLDERS OF OLD SERIES I PREFERRED SECURITIES WHO ARE TENDERING PURSUANT TO THE OFFER AND (2) HOLDERS OF OLD SERIES I PREFERRED SECURITIES WHO ARE ONLY CONSENTING TO THE PROPOSED AMENDMENTS AND NOT TENDERING THEIR SECURITIES.

    ANY HOLDER OF OLD SERIES I PREFERRED SECURITIES WHO HAS ANY QUESTIONS AS TO HOW TO COMPLETE THIS LETTER OF TRANSMITTAL SHOULD CONTACT BEACON HILL PARTNERS, INC., THE INFORMATION AGENT, AT (800) 787-3120 (TOLL FREE) AND FOR BANKS AND BROKERS (212) 843-8500.

------------------------

 -SM-  "Trust Originated Preferred Securities and "TOPrS" are services marks of
                                  Merrill Lynch & Co.

    THE INSTRUCTIONS PERTAINING TO THIS LETTER OF TRANSMITTAL, WHICH BEGIN ON THE FOLLOWING PAGE, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL AND CONSENT IS COMPLETED.

    This Letter of Transmittal relates to the offer by U S WEST Capital Funding, Inc. ("Capital Funding") to exchange 7.96% Trust Originated Preferred Securities (the "Old Series I Preferred Securities") of U S WEST Financing I (the "Old
Series I Trust") for either (i) an equal amount of    % Trust Originated
Preferred Securities (the "New Series I Preferred Securities") of MediaOne Finance Trust I or cash (the "Series I Offer"). The Series I Offer is being made upon the terms and subject to the conditions set forth in the accompanying
Prospectus, dated May   , 1998 (as amended or supplemented and including the
documents incorporated therein by reference, the "Prospectus") and this Letter of Transmittal. Capitalized terms used and not defined herein have the meanings ascribed to them in the Prospectus.

    Unless an Agents Message is utilized, this Letter of Transmittal is to be completed for tenders of Old Series I Preferred Securities made by book-entry transfer by participants ("DTC Participants") of the Depository Trust Company ("DTC") into the account of First Chicago Trust Company of New York, as Exchange Agent (the "Exchange Agent"), at DTC pursuant to the procedures described under "Chapter 3: The Offers And Consent Solicitation--The Offers--Procedures for Tendering" in the Prospectus. Holders of Old Series I Preferred Securities who tender Old Series I Preferred Securities by book-entry transfer are referred to herein as "Book-Entry holders."

    This Letter of Transmittal is also to be completed by DTC Participants acting on behalf of beneficial owners who have elected not to tender their Old Series I Preferred Securities pursuant to the Offer but have elected to consent to the Proposed Amendments (as defined in the Prospectus) pursuant to the procedures described under "Chapter 3: The Offers And Consent Solicitation--The Consent Solicitation Procedures for Consenting" in the Prospectus.

    HOLDERS OF OLD SERIES I PREFERRED SECURITIES AS OF MAY 6, 1998 (THE "RECORD DATE") WHO VALIDLY TENDER THEIR OLD SERIES I PREFERRED SECURITIES WILL BE DEEMED TO HAVE GIVEN THEIR CONSENT WITH RESPECT TO SUCH OLD SERIES I PREFERRED SECURITIES TO THE PROPOSED AMENDMENTS.

    HOLDERS OF OLD SERIES I PREFERRED SECURITIES WHO PURCHASE OR WHOSE PURCHASE SETTLES OR IS RECORDED AFTER THE CLOSE OF BUSINESS ON THE RECORD DATE WILL HAVE THE RIGHT TO TENDER THEIR OLD SERIES I PREFERRED SECURITIES IN THE OFFER BUT WILL NOT HAVE THE RIGHT TO PROVIDE CONSENTS.

    HOLDERS OF OLD SERIES I PREFERRED SECURITIES AS OF THE RECORD DATE WILL BE PERMITTED TO PROVIDE THEIR CONSENTS TO THE PROPOSED AMENDMENTS EVEN IF THEY DO NOT TENDER THEIR OLD SERIES I PREFERRED SECURITIES.

    THIS LETTER OF TRANSMITTAL RELATES ONLY TO THE OLD SERIES I PREFERRED SECURITIES AND MAY NOT BE USED FOR THE OLD SERIES II PREFERRED SECURITIES. COPIES OF THE LETTER OF TRANSMITTAL RELATING TO THE OLD SERIES II PREFERRED SECURITIES MAY BE OBTAINED FROM THE INFORMATION AGENT OR THE EXCHANGE AGENT AT THEIR RESPECTIVE ADDRESSES OR TELEPHONE NUMBERS SET FORTH ON PAGE 1 HEREOF.

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